Exhibit 99.2

For Information
Mark A. Hellerstein
Robert T. Hanley
303-861-8140

FOR IMMEDIATE RELEASE

ST. MARY SCHEDULES 2005 EARNINGS CONFERENCE CALL

FOR FEBRUARY 24, 2006

DENVER, January 27, 2006 – St. Mary Land & Exploration Company (NYSE: SM)

announces today it is scheduled to release its year-end 2005 earnings after the close of trading on the NYSE on February 23, 2006. The teleconference call to discuss year-end results is scheduled for February 24, 2006 at 8:00 am (MST). The call participation number is 888-424-5231. A digital recording of the conference call will be available two hours after the completion of the call, 24 hours per day through March 10 at 800-642-1687, conference number 4072153. International participants can dial 706-634-6088 to take part in the conference call and can access a replay of the call at 706-645-9291, conference number 4072153. In addition, the call will be broadcast live at St. Mary’s website at www.stmaryland.com and the earnings press release and financial highlights attachment will be available before the call at www.stmaryland.com under “News-Press Releases.” An audio recording of the conference call will be available at that site through March 10.

PR-06-02

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